Exhibit 99.1

                             Joint Filer Information

Names: Perceptive Life Sciences Master Fund Ltd., Perceptive Advisors LLC and Kevin Williams

Address: c/o First New York Securities, LLC
         850 Third Avenue, 8th Floor
         New York, New York 10022

Designated Filer:                  Joseph Edelman

Issuer and Ticker Symbol:          Miravant Medical Technologies (MRVT)

Date of Event requiring Statement: June 10, 2004

The undersigned, Perceptive Life Sciences Master Fund Ltd., Perceptive Advisors LLC and Kevin Williams are jointly filing the attached Statement of Changes in Beneficial Ownership on Form 4 with Joseph Edelman with respect to the beneficial ownership of securities of Miravant Medical Technologies.

PERCEPTIVE LIFE SCIENCES                      PERCEPTIVE ADVISORS LLC
MASTER FUND LTD.


By: Perceptive Advisors LLC, its
      investment advisor


By: /s/ Joseph Edelman                        By: /s/ Joseph Edelman
    --------------------                          --------------------
Name:  Joseph Edelman                         Name:  Joseph Edelman
Title: Managing Member                        Title: Managing Member


/s/ Kevin Wiliams
--------------------
Kevin Williams